UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025

First Busey Corporation

(Exact name of Registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway

Leawood, Kansas 66211

(Address of Principal Executive Offices)

(217) 365-4544

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On May 20, 2025, First Busey Corporation (“Busey”) issued an aggregate of 8,600,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of Busey’s 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share of Series B Preferred Stock (equivalent to $25 per Depositary Share), which represents $215,000,000 in aggregate liquidation preference. The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). The 8,600,000 Depositary Shares are inclusive of 600,000 Depositary Shares that were part of the underwriters’ option to purchase an additional 1,200,000 Depositary Shares, which option was partially exercised prior to closing.

Under the terms of the Series B Preferred Stock, the ability of Busey to declare or pay any dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series B Preferred Stock, including the Series A Non-Cumulative Perpetual Preferred Stock, $0.001 per share, liquidation preference $1,000 per share, is subject to restrictions in the event that Busey does not declare and pay dividends on the Series B Preferred Stock for the most recently completed dividend period.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designation for the Series B Preferred Stock, filed on May 19, 2025, with the Secretary of State of the State of Nevada (the “Certificate of Designation”). The Certificate of Designation establishes the authorized number of shares of Series B Preferred Stock as 230,000 and provides for the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions related to the Series B Preferred Stock. The foregoing description is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of the Depositary Shares are set forth in the (1) Deposit Agreement, dated as of May 20, 2025 (the “Deposit Agreement”), by and among Busey, Computershare Inc. and Computershare Trust Company, N.A., and the holders from time to time of the Depositary Receipts; and (2) the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance of the Series B Preferred Stock and the offer and sale of the Depositary Shares, on May 19, 2025, Busey filed the Certificate of Designation with the Secretary of State of the State of Nevada, establishing the authorized number of shares of Series B Preferred Stock as 230,000 and providing for the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions related to the Series B Preferred Stock. The Certificate of Designation became effective with the Secretary of State of Nevada on May 19, 2025. The foregoing description is qualified in its entirety by reference to the Certificate of Designation, a copy of which is included as Exhibit 3.2 this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On May 20, 2025, Busey completed the issuance and sale of 8,600,000 Depositary Shares pursuant to an Underwriting Agreement, dated May 13, 2025, between Busey, Piper Sandler & Co., Morgan Stanley & Co. LLC, and Keefe, Bruyette & Woods, Inc. as representatives for the several underwriters set forth on Schedule A to the Underwriting Agreement. The sale of the Depositary Shares was made pursuant to Busey’s Registration Statement on Form S-3 (File No. 333- 274620) and related prospectus, including a prospectus supplement related thereto dated May 13, 2025. A copy of the legal opinion as to the legality of the Depositary Shares and the Series B Preferred Stock is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On May 20, 2025, Busey issued a press release announcing the closing of the underwritten public offering of the Depositary Shares. A copy of the press release is included Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Certificate of Designation designating the 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock.
4.1	Deposit Agreement, dated as of May 20, 2025, by and among First Busey Corporation, Computershare, Inc. and Computershare Trust Company, N.A., and the holders from time to time of Depositary Receipts described therein.
4.2	Form of Depositary Receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding legality of the Depositary Shares and Series B Preferred Stock.
23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP LLP (included in Exhibit 5.1).
99.1	Press Release, dated May 20, 2025 issued by First Busey Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	May 20, 2025	By:	/s/ SCOTT A. PHILLIPS
Scott A. Phillips
Interim Chief Financial Officer, Executive Vice President and Chief Accounting Officer